Exhibit 99.2

CMR FISH MARKETS AND STEAKHOUSES AS IDENTIFIED IN THE ASSET PURCHASE AGREEMENT DATED NOVEMBER 6, 2007 BETWEEN CAMERON MITCHELL RESTAURANTS, LLC AND RUTH’S CHRIS STEAK HOUSE, INC.

FINANCIAL REPORT

12.30.2007

McGladrey & Pullen, LLP is a member firm of RSM International

— an affiliation of separate and independent legal entities.

CONTENTS

INDEPENDENT AUDITOR’S REPORT	1

FINANCIAL STATEMENTS

Balance Sheet	2-3
Statement of Income	4
Statement of Cash Flows	5-6
Notes to the Financial Statements	7-13

Independent Auditor’s Report

To the Members

Cameron Mitchell Restaurants, LLC

Columbus, Ohio

We have audited the accompanying balance sheet of CMR Fish Markets and Steakhouses as identified in the Asset Purchase Agreement dated November 6, 2007 between Cameron Mitchell Restaurants, LLC and Ruth’s Chris Steak House, Inc. (“CMR Fish Markets and Steakhouses” as defined in Note 1) as of December 30, 2007 and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements were prepared for inclusion in the current report on Form 8K of Ruth’s Chris Steak House, Inc. and are not intended to be a complete presentation of Cameron Mitchell Restaurants, LLC’s assets and liabilities or revenues and expenses, or its cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMR Fish Markets and Steakhouses as of December 30, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Columbus, Ohio

March 25, 2008

McGladrey & Pullen, LLP is a member firm of RSM International

— an affiliation of separate and independent legal entities.

CMR Fish Markets and Steakhouses

Balance Sheet

December 30, 2007

ASSETS
Current Assets
Cash	$64,000
Accounts receivable	2,934,340
Inventories	1,090,638
Prepaid expenses	146,917

Total current assets	4,235,895

Property and Equipment, net	38,422,097

Other Assets
Deposits	13,207
Liquor licenses	973,057

986,264

$43,644,256

LIABILITIES AND NET INVESTED CAPITAL

Current Liabilities
Current maturities of long-term obligations	$329,500
Current maturities of capital lease obligations	140,534
Accounts payable	6,875,385
Deferred revenue	1,096,940
Accrued expenses	2,383,238

Total current liabilities	10,825,597

Long-Term Obligations, less current maturities	2,916,540

Capital Lease Obligations, less current maturities	212,730

Deferred Rent	3,581,540

Deferred Lease Incentives	14,473,177

Total liabilities	32,009,584
Commitments and Contingencies

Net Invested Capital	11,634,672

$43,644,256

See Notes to Financial Statements.

CMR Fish Markets and Steakhouses

Statement of Income

Year Ended December 30, 2007

Net Revenue	$77,826,134

Costs and Expenses
Cost of revenue and operations	63,893,341
Selling, general and administrative	8,081,208
Concept development	3,071,609
Depreciation and amortization	3,217,315

78,263,473

Operating loss	(437,339)

Interest expense	140,659

Net loss	$(577,998)

See Notes to Financial Statements.

CMR Fish Markets and Steakhouses

Statement of Cash Flows

Year Ended December 30, 2007

Cash Flows From Operating Activities
Net loss	$(577,998)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,217,315
Amortization of deferred lease incentives	(1,352,583)
Proceeds from lease incentives	5,936,107
Gain on disposal of property and equipment	(38,800)
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(220,137)
Inventories	(314,404)
Prepaid expenses	(32,395)
Other	(10,073)
Increase (decrease) in liabilities:
Accounts payable	3,582,328
Deferred revenue	(220,322)
Deferred rent	576,714
Accrued expenses	809,227

Net cash provided by operating activities	11,354,979

Cash Flows From Investing Activities
Purchases of property and equipment	(13,681,167)
Liquor licenses	(752,669)

Net cash used in investing activities	(14,433,836)

Cash Flows From Financing Activities
Cash changes in net invested capital	4,017,710
Principal payments on long-term obligations	(560,383)
Principal payments on capital lease obligations	(363,270)

Net cash provided by financing activities	3,094,057

Net change in cash	15,200
Cash - Beginning of year	48,800

Cash - End of year	$64,000

Supplemental Disclosures of Cash Flow Information Cash paid during the year for:
Interest	$140,659

Supplemental Schedule of Noncash Investing and Financing Activities
Purchase of equipment under capital lease obligations	$141,217

Deferred lease incentives	$2,526,515

See Notes to Financial Statements.

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

Note 1. Organization and Basis of Accounting

Description of Business and Basis of Presentation:

Cameron Mitchell Restaurants, LLC (the “Company”) was organized on February 20, 1998 as a limited liability company to acquire, lease, construct, and operate restaurants that offer contemporary food entrees to the general public. At December 30, 2007, the Company is operating in Ohio, Pennsylvania, Kentucky, Michigan, Wisconsin, Florida, Illinois, and Indiana.

The Company operates multiple concept restaurants including but not limited to restaurants focused on fish and steak. The fish concept (“Fish Market”) is operated as Columbus Fish Market or Mitchell’s Fish Market. The steak concept (“Steakhouse”) is operated as Cameron’s Steakhouse or Mitchell’s Steakhouse. The Company entered into the Asset Purchase Agreement (“APA”) with Ruth’s Chris Steak House, Inc. (“Ruth’s Chris”) on November 6, 2007 to sell certain of the Fish Markets’ and Steakhouses’ assets. The asset sale transaction closed effective February 19, 2008 for approximately $92 million. Collectively, these restaurants are identified as the CMR Fish Markets and Steakhouses. These financial statements include the assets, liabilities and operations specifically related to the restaurants identified to be acquired by Ruth’s Chris in the APA. At December 30, 2007, there were 19 Fish Markets and 3 Steakhouses included in these financial statements.

The accompanying carve out financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Ruth’s Chris Form 8K. These financial statements have been prepared on a historical basis from the books and records of the Company on the basis of established accounting methods, practices, procedures and policies (see Note 2) and the accounting judgments and estimation methodologies used by the Company. Assets, liabilities, revenue and expenses have been allocated using management’s assessment of relevant criteria.

Certain operating assets and liabilities have been included using specific identification for CMR Fish Markets and Steakhouses. These would include: cash held at restaurants; inventories; property and equipment and related debt; interests under capital leases and related capital lease obligations; deferred rent and deferred lease incentives; deposits; liquor licenses; and certain trade accounts payable.

Prepaid expenses, certain accounts payable, and accrued expenses have been allocated to the CMR Fish Markets and Steakhouses based on the pro-rata share of CMR Fish Markets and Steakhouses revenue to total Company revenue. Deferred revenue is based on the pro-rata share of gift card redemptions. Accounts receivable, consisting principally of vendor and advertising rebates, utilizes food costs or beverage revenue or other factors for its allocation factor.

Sales, and primarily all expenses, are separately and distinctly identifiable to the CMR Fish Markets and Steakhouses, except for certain shared support services for which cost allocations have been charged and reflected in these financial statements as identified in Note 5. In the opinion of management, historical charges and allocations have been determined on a reasonable basis and reflect the expenses of the CMR Fish Markets and Steakhouses, however, such charges and allocations are not necessarily indicative of the level of expenses which might have been occurred had the CMR Fish Markets and Steakhouses been operating as a stand-alone entity or operating as a division of Ruth’s Chris. See Note 5 for additional information regarding the expenses charged and allocated to the CMR Fish Markets and Steakhouses.

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

Note 2. Summary of Significant Accounting Policies

Use of Estimates:

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition:

Revenue from restaurant sales is recognized when food and beverage products are sold. Deferred revenue represents the Company’s liability for gift cards and Cameron Club Card discounts that have been sold but not yet redeemed. When the gift cards are redeemed, the Company recognizes restaurant sales and reduces deferred revenue. Revenue from club card sales are recognized over the period that discounts can be obtained. Taxes collected from customers and remitted to government agencies for specific revenue transactions are recorded net with no effect on the statement of income.

Inventories:

Food and beverage inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Property and Equipment:

Property and equipment are carried at cost. CMR Fish Markets’ and Steakhouses’ assets for property and equipment include assets located at each restaurant. Depreciation is provided on the straight-line method based on the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the asset. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred.

Estimated useful lives for purposes of depreciation and amortization are as follows:

Estimated Useful Lives (in years)
Furniture, fixtures and equipment	5-10
Leasehold improvements	3-20
Vehicles	4
Buildings	20

Interest costs are capitalized during the construction of leasehold improvements. In 2007, total interest incurred was $282,571, of which $141,912 was capitalized and $140,659 was charged to operations.

Leasehold improvements financed by the landlord through construction allowances are capitalized as leasehold improvements with the construction allowances recorded as deferred lease incentives. Deferred lease incentives are amortized on a straight-line basis over the life of the related leasehold improvements term not to exceed 20 years and are recorded as a reduction of occupancy expense.

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

The Company periodically reviews its individual restaurants for indicators of impairment whenever events or circumstances indicate the carrying value of its restaurants may not be recoverable. The Company’s primary test for an indicator of potential impairment is operating losses. In order to determine whether an impairment has occurred, the Company estimates the future net cash flows expected to be generated from the use of its restaurants and the eventual disposition, as of the date of determination, and compares such estimated future cash flows to the respective carrying amounts. Those restaurants, which have carrying amounts in excess of estimated future cash flows, are deemed impaired. The carrying value of these restaurants is adjusted to an estimated fair value by discounting the estimated future cash flows attributable to such restaurants. No impairment was recorded during 2007.

Income Taxes:

The Company is organized as a limited liability company and, therefore, is not subject to federal income taxes. The members are taxed individually on their share of the LLC earnings or losses, therefore, there is no allocation of income taxes to CMR Fish Markets and Steakhouses.

Fiscal Year:

The Company utilizes a fiscal year that ends on the Sunday nearest December 31. Fiscal 2007 ended on December 30, 2007 and contains 52 weeks.

Advertising:

At December 30, 2007, all advertising is expensed in the statement of income. CMR Fish Markets and Steakhouses’ pro-rata share of total Company advertising used CMR Fish Markets and Steakhouses to total Company revenue as the allocation factor. Advertising expense for CMR Fish Markets and Steakhouses approximated $984,000 during 2007 which is included in direct operating expenses in the accompanying statement of income.

Statement of Cash Flows:

The Company utilizes a centralized cash management system under which all cash received and disbursements made by the CMR Fish Markets and Steakhouses are controlled. The net cash funded by the CMR Fish Markets and Steakhouses in the statement of cash flows is reflected as a change in net invested capital. The cash balance at December 30, 2007 represents operating funds maintained by the restaurants.

Deferred Rent:

Deferred rent reflects obligations under operating leases related to scheduled rent increases and rent holidays which are amortized over the term of the related leases.

Recent Accounting Pronouncements:

In June 2006, the FASB issued FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” an interpretation of FASB Statement No. 109 “Accounting for Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 becomes effective for the Company beginning fiscal 2008. The Company does not believe the impact of implementation will be significant on its financial position and results of operations.

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact that SFAS 157 will have on its results of operations, financial position and cash flows.

In February 2008, the FASB issued FASB Staff Position No. FAS No. 157-1 (“FSP FAS 157-1”), “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement Under Statement 13” and FASB Staff Position No. FAS 157-2 (“FSP FAS 157-2”), “Effective Date of FASB Statement No. 157.” FSP FAS 157-1 amends SFAS No. 157 to exclude from its scope SFAS No. 13 and other pronouncements that address fair value measurements for purposes of lease classification or measurement. The scope exception does not apply to assets acquired and liabilities assumed in a business combination that are required to be measured at fair value (including assets and liabilities not related to leases). FSP FAS 157-2 delays by one year the effective date of SFAS No. 157 for certain types of nonfinancial assets and nonfinancial liabilities for fiscal years beginning after November 15, 2008. The guidance is FSP FAS 157-1 and FSP FAS 157-2 is effective upon initial adoption of SFAS No. 157, which is the first quarter of fiscal year 2008 for us.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 expands the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently assessing the impact that SFAS 159 will have on its results of operations, financial position and cash flows.

Note 2. Property and Equipment

Property and equipment consists of the following at December 30, 2007:

Land	$505,700
Buildings	2,144,300
Furniture, fixtures and equipment	9,681,790
Leasehold improvements	38,558,193

50,889,983
Less accumulated depreciation and amortization	(12,467,886)

$38,422,097

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

Note 3. Long-Term Obligations

Long-term obligations consist of the following at December 30, 2007:

Note payable to bank with monthly installments of principal plus interest at 7.89% commencing July 1, 2006 through June 1, 2013. This note is collateralized by substantially all assets of the Company and personally guaranteed by a shareholder and CMR Management, Inc.	$1,881,100
Note payable to bank with maximum borrowing amount of $1,000,000 requiring monthly interest payments at one year LIBOR plus 2.25% through May 1, 2005. Monthly principal payments of $8,333 plus interest at one year LIBOR plus 2.25% beginning June 1, 2005 through maturity at May 1, 2008. This note is collateralized by substantially all assets of the Company and personally guaranteed by a shareholder and CMR Management, Inc.	733,333
Note payable in monthly installments of $3,963 including interest at 9.99% commencing July 2006 through June 2016, unsecured.	271,668
Note payable in monthly installments of $5,010 including interest at 8.75% commencing January 2003 through November 2012, unsecured.	242,124
Note payable in monthly principal installments of $8,333 plus interest at the prime rate commencing March 2004 through February 2009, unsecured.	108,333
Notes payable in monthly installments of $9,561 including interest at 10% commencing January 2004 through January 2008, unsecured.	9,482

3,246,040
Less current maturities	329,500

$2,916,540

Term loans are related to specific properties included in these financial statements.

The prime rate was 7.25% as of December 30, 2007. The one year LIBOR was 4.4575% as of December 30, 2007. The notes payable to bank are collateralized by a blanket lien on all Company assets, first leasehold mortgage on a Company leasehold interest in the real property located at 1339 Polaris Parkway, mortgage on two properties (one is a Fish Market), and a life insurance policy on a Company officer.

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

On February 19, 2008, all debt was paid in full with proceeds from the asset sale of CMR Fish Markets and Steakhouses.

Note 4. Leases

Capital Leases:

The Company acquired certain furniture, fixtures and equipment under leases which are accounted for as capital leases. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives if the lease contains a bargain purchase option, otherwise, the life of the lease. The aggregate cost of CMR Fish Markets and Steakhouses assets acquired under capital leases approximated $1,723,000; accumulated depreciation applicable to these assets totaled approximately $1,061,000 at December 30, 2007. Amortization of assets acquired under capital lease is included in depreciation and amortization expense.

On February 19, 2008, the capital lease obligations for various equipment leases of approximately $230,000 were paid in full with proceeds from the sale of CMR Fish Markets and Steakhouses.

Operating:

The Company has operating leases for its restaurant facilities, parking lots, and various equipment. Rent expense approximated $5,305,000 (net of deferred rent amortization of $1,353,000) for year ended December 30, 2007. As of December 30, 2007, the minimum future rental payments, with renewal assumptions, of these restaurant operating leases are as follows:

2008	$3,469,090
2009	3,558,300
2010	3,619,329
2011	3,583,467
2012	3,148,331
Thereafter	8,847,970

$26,226,487

On February 19, 2008, operating lease obligations for various equipment leases for CMR Fish Markets and Steakhouses of approximately $2,347,000 were paid in full by the Company from proceeds of the sale.

Certain of the operating leases for the restaurant facilities require the Company to pay its proportionate share of the building operating expenses. Certain leases provide for additional lease payments of 3% to 5.5% of annual net sales in excess of $2,800,000 to $4,600,000. These additional lease payments approximated $89,000 for 2007.

CMR Fish Markets and Steakhouses

Notes to the Financial Statements

Note 5. Related Party Transactions

The Company pays 4% of gross revenues as a concept development fee to Columbus Restaurant Development Company (“CRDC”), an entity related through common ownership. At December 30, 2007, CMR Fish Markets and Steakhouses owed CRDC management fees of $270,465 which are included in accounts payable in the accompanying balance sheet. Management fees totaling $3,071,609 are included in the accompanying statement of income.

CMR Fish Markets and Steakhouses utilizes various services provided by the Company. These services include management, accounting, human resources, treasury management, professional services, insurance and certain corporate expenses. These costs have been allocated to the CMR Fish Markets and Steakhouses based on its pro-rata share using total revenues.

Note 6. Retirement Plan

The Company has a 401(k) plan that covers all associates who meet certain eligibility requirements. The Company, on a discretionary basis, matches 50% of the associates’ contribution up to a maximum of 5% of total salary. The associates are fully vested in the plan after five years of service. During 2007, contributions to the plan charged to operations were $75,414.